For Immediate Release	Contact:	William E. Hitselberger
  (610) 397-5298
  bhitselberger@pmacapital.com

PMA Capital Adopts NOL Rights Plan

Blue Bell, PA, August 6, 2009 -- PMA Capital Corporation (NASDAQ: PMACA) today announced that its Board of Directors terminated the shareholder rights plan adopted by the Company in May 2000 and adopted a shareholder rights plan designed to protect the Company’s ability to utilize its net operating loss carryforwards and other tax assets.  PMA Capital reported net operating loss carryforwards totaling approximately $230 million as of June 30, 2009. United States Federal income tax rules, and Section 382 of the Internal Revenue Code in particular, substantially limit the use of those tax assets if PMA Capital experiences an “ownership change.”  In general, an ownership change occurs if there is a cumulative change in the ownership of PMA Capital by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period.

Vincent T. Donnelly, President and Chief Executive Officer said, “This shareholder rights plan is designed to protect the substantial value that we expect PMA Capital’s net operating loss carryforwards will provide.  We believe that the rights plan is in the best interests of PMA Capital’s shareholders as it will reduce the risk of an ownership change occurring amongst our largest shareholders.  The rights plan was not adopted as an anti-takeover measure, it has a limited term and it will expire once we are able to utilize the tax assets that are available to the Company.”

The rights plan seeks to reduce the likelihood of such an ownership change by encouraging shareholders wanting to exceed the 5% ownership threshold to discuss their plans with PMA Capital.  The rights plan permits existing 5% shareholders to increase their share ownership so long as they do not equal or exceed the statutory limit of 10% of outstanding PMA Capital common shares.  The acquisition of a total of 10% or more of PMA Capital’s outstanding common shares by existing 5% shareholders would require the prior approval of state insurance regulators and, unless exempted by PMA Capital’s Board of Directors, would trigger the rights plan.

PMA Capital’s Board of Directors declared a dividend of one preferred stock purchase right for each outstanding common share as of the close of business on August 17, 2009.  Common shares issued after that date will also receive the rights.  Subject to certain limited exceptions, if any person or group becomes a 5% shareholder of PMA Capital without first obtaining the approval of the Company’s Board of Directors, holders of the rights would become entitled to purchase securities of the Company that would significantly dilute the voting power and economic ownership of the acquiring shareholder.

Rights owned by the acquiring shareholder would become void.  Persons who were 5% shareholders on the date the rights plan was adopted and properly filed a Schedule 13G indicating their ownership before such date only trigger the rights if they acquire additional common shares so that their ownership equals or exceeds 10% of PMA Capital’s outstanding common shares.

Shareholders will have the opportunity to approve the plan at PMA Capital’s next annual meeting of shareholders.  The plan will expire on August 6, 2010 if not approved by shareholders before that date.  The rights plan terminates if Section 382 of the Internal Revenue Code is repealed or if PMA Capital utilizes all of its net operating loss carryforwards and other tax assets that are subject to limitation under Section 382.  The latest that the rights plan will expire is August 6, 2019.

A detailed summary of the rights plan will be mailed to PMA Capital’s shareholders of record on August 17, 2009.  A copy of the rights plan will be filed as an exhibit to a registration statement on Form 8-A to be filed with the Securities and Exchange Commission.  The Form 8-A and the rights plan will be accessible on the Securities and Exchange Commission’s website at www.sec.gov.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 with respect to the  plans, objectives and expectations of the Company’s management.  Forward-looking statements can generally be identified by use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “seek” “anticipate,” and “believe.”  These forward-looking statements may include estimates, assumptions or projections and are based on currently available data and the Company’s current operating plans.  All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  The factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to:

•	adequacy of reserves for claim liabilities, including reserves for potential environmental and asbestos claims;
•
any future lowering or loss of one or more of our financial strength and debt ratings, and the adverse impact that any such downgrade may have on our ability to compete and to raise capital, and our liquidity and financial condition;

•	adequacy and collectibility of reinsurance that we purchase;
•	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;
•	the effects of emerging claims and coverage issues, including changing judicial interpretations of available coverage for certain insured losses;
•	the success with which our independent agents and brokers sell our products and our ability to collect payments from them;
•
regulatory changes in risk-based capital or other standards that affect the cost of, or demand for, our products or otherwise affect our ability to conduct business, including any future action with respect to our business taken by the Pennsylvania Insurance Department or any other state insurance department;

•	our concentration in workers’ compensation insurance, which makes us particularly susceptible to adverse changes in that industry segment;
•	our ability to consummate the sale of our Run-off Operations in a timely manner;
•	severity of natural disasters and other catastrophes, including the impact of future acts of terrorism, in connection with insurance and reinsurance policies;
•
uncertainties related to possible terrorist activities or international hostilities and whether the Terrorism Risk Insurance Program Reauthorization Act of 2007 is extended beyond its December 31, 2014 termination date;

•	our ability to effectively compete in the highly competitive property and casualty insurance industry;
•	adverse economic or regulatory developments in the eastern part of the United States, particularly those affecting Pennsylvania, New York and New Jersey;
•	fluctuations in interest rates and other events that can adversely impact our investment portfolio;
•	disruptions in the financial markets that affect the value of our investment portfolio and our ability to sell our investments;
•	our ability to repay our indebtedness;

•  our ability to raise additional capital on financially favorable terms when required;
•	restrictions on our operations contained in any document governing our indebtedness;
•	the impact of future results on the value of recorded goodwill and other intangible assets and the recoverability of our deferred tax asset;
•	our ability to attract and retain qualified management personnel;
•	the outcome of any litigation against us;
•	provisions in our charter documents that can inhibit a change in control of our company; and
•	other factors or uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements in this press release.  Forward-looking statements are not generally required to be publicly revised as circumstances change and we do not intend to update the forward-looking statements in this press release to reflect circumstances after the date of this press release or to reflect the occurrence of unanticipated events.